Exhibit 10.1

WAIVER TO TERM LOAN AGREEMENT

THIS WAIVER TO TERM LOAN AGREEMENT, dated as of November 19, 2019 (this “Waiver”), is made among EYEPOINT PHARMACEUTICALS, INC., a Delaware corporation (“Borrower”), the Guarantors listed on the signature pages hereto, CRG SERVICING LLC, as administrative agent and collateral agent (in such capacities, “Administrative Agent”), and the lenders listed on the signature pages hereof (each, a “Lender” and, collectively, the “Lenders”), with respect to the Loan Agreement referred to below.

RECITALS

WHEREAS, Borrower, Administrative Agent and the Lenders are parties to the Term Loan Agreement, dated as of February 13, 2019, with the Guarantors from time to time party thereto (the “Loan Agreement”).

WHEREAS, Borrower has requested that Administrative Agent and the Lenders (which Lenders constitute all of the Lenders party to the Loan Agreement as required by Section 13.04 of the Loan Agreement), and Administrative Agent and the Lenders have agreed to, waive Borrower’s requirement to comply with the Minimum Required Revenue covenant set forth in Section 10.02(a) of the Loan Agreement.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

SECTION 1.Definitions; Interpretation.

(a)Terms Defined in Loan Agreement.  All capitalized terms used in this Waiver (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

(b)Interpretation.  The rules of interpretation set forth in Section 1.03 of the Loan Agreement shall be applicable to this Waiver and are incorporated herein by this reference.

SECTION 2.Waiver.  Subject to Section 3 of this Waiver, Administrative Agent and the Lenders hereby waive Borrower’s requirement to comply with the Minimum Required Revenue covenant set forth in Section 10.02(a) of the Loan Agreement.

SECTION 3.Conditions of Effectiveness.  The effectiveness of Section 2 of this Waiver shall be subject to the following conditions precedent:

(a)Borrower, the Guarantors, Administrative Agent and all of the Lenders shall have duly executed and delivered this Waiver pursuant to Section 13.04 of the Loan Agreement; provided, however, that this Waiver shall have no binding force or effect unless all conditions set forth in this Section 3 have been satisfied;

(b)No Default or Event of Default shall have occurred and be continuing; and

(c)Borrower shall promptly pay or reimburse Administrative Agent and the Lenders for their reasonable and documented out-of-pocket costs and expenses (including the reasonable and documented fees and expenses of Administrative Agent’s and the Lenders’ legal counsel).

SECTION 4.Representations and Warranties; Reaffirmation.

(a)Borrower hereby represents and warrants that:

(i)Borrower has full power, authority and legal right to make and perform this Waiver.  This Waiver is within Borrower’s corporate or equivalent powers and has been duly authorized by all necessary corporate or equivalent action and, if required, by all necessary shareholder action.  This Waiver has been duly executed and delivered by Borrower and constitutes a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). This Waiver (w) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any third party, except for such as have been obtained or made and are in full force and effect, (x) will not violate any applicable law or regulation or the charter, bylaws or other organizational documents of Borrower or any of its Subsidiaries, (y) will not violate any order of any Governmental Authority and (z) will not violate or result in a default under any indenture, agreement or other instrument binding upon Borrower and its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person.

(ii)No Default has occurred and is continuing or will result after giving effect to this Waiver.

(iii)No Material Adverse Effect has occurred or is reasonably likely to occur after giving effect to this Waiver.

(b)Each Obligor hereby ratifies, confirms, reaffirms, and acknowledges its obligations (including its payment obligations under Section 13.03(a)(i)(z) of the Loan Agreement) under the Loan Documents to which it is a party and agrees that the Loan Documents remain in full force and effect, undiminished by this Waiver, except as expressly provided herein.  By executing this Waiver, Borrower acknowledges that it has read, consulted with its attorneys regarding, and understands, this Waiver.

(c)Borrower, each Guarantor, Administrative Agent and the Lenders hereby acknowledge and agree that, upon an event of an acceleration or other mandatory prepayment event, the “Redemption Date” for purposes of calculating the Prepayment Premium due and payable upon such acceleration or other mandatory prepayment will be date of such acceleration or such obligation to mandatorily prepay arose.

SECTION 5.Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)Governing Law.  This Waiver and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.

(b)Submission to Jurisdiction.  Borrower agrees that any suit, action or proceeding with respect to this Waiver or any other Loan Document to which it is a party or any judgment entered by any court in respect thereof may be brought initially in the federal or state courts in Houston, Texas or in the courts of its own corporate domicile and irrevocably submits to the non-exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment.  This Section 5 is for the benefit of Administrative Agent and the Lenders only and, as a result, none of Administrative Agent or any Lender shall be prevented from taking proceedings in any other courts with jurisdiction.  To the extent allowed by applicable Laws, Administrative Agent and the Lenders may take concurrent proceedings in any number of jurisdictions.

(c)Waiver of Jury Trial.  Borrower, Administrative Agent and each Lender hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any suit, action or proceeding arising out of or relating to this Waiver, the other Loan Documents or the transactions contemplated hereby or thereby.

SECTION 6.Miscellaneous.

(a)No Waiver.  Except as expressly stated herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Loan Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties.  Except as expressly stated herein, Administrative Agent and the Lenders reserve all rights, privileges and remedies under the Loan Documents.  Except as amended hereby, the Loan Agreement and other Loan Documents remain unmodified and in full force and effect.  All references in the Loan Documents to the Loan Agreement shall be deemed to be references to the Loan Agreement as amended hereby.

(b)Severability.  In case any provision of or obligation under this Waiver shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(c)Headings.  Headings and captions used in this Waiver (including the Exhibits, Schedules and Annexes hereto, if any) are included for convenience of reference only and shall not be given any substantive effect.

(d)Integration.  This Waiver constitutes a Loan Document and, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

(e)Counterparts.  This Waiver may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Waiver by signing any such counterpart.  Receipt by facsimile or other electronic transmission of any executed signature page to this Waiver shall constitute effective delivery of such signature page.

(f)Controlling Provisions.  In the event of any inconsistencies between the provisions of this Waiver and the provisions of any other Loan Document, the provisions of this Waiver shall govern and prevail.  Except as expressly modified by this Waiver, the Loan Documents shall not be modified and shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Waiver as of the date first above written.

BORROWER:

EYEPOINT PHARMACEUTICALS, INC.

By /s/ Nancy Lurker
Name: Nancy Lurker
Title: President and Chief Executive Officer

GUARANTORS:

EYEPOINT PHARMACEUTICALS US, INC.

By /s/ Nancy Lurker Name: Nancy Lurker
Title: President and Chief Executive Officer

ICON BIOSCIENCE, INC.

By /s/ Philip Hoffstein
Name: Philip Hoffstein
Title: President

ADMINISTRATIVE AGENT:

CRG SERVICING LLC

By: /s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory

LENDERS:

CRG PARTNERS IV L.P.

By: CRG PARTNERS IV GP L.P.,
its general partner

By: CRG PARTNERS IV GP LLC,
its general partner

By: /s/ Nathan Hukill
Name: Nathan Hukill
Title: Sole Member

CRG PARTNERS IV – PARALLEL FUND “C” (CAYMAN) L.P.

By: CR GROUP L.P.,

its investment advisor

By: /s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory

Witness: /s/ Nicole Nesson

Name: Nicole Nesson

CRG PARTNERS IV – CAYMAN LEVERED L.P.

By: CRG PARTNERS IV (CAYMAN) GP L.P.,
its general partner
By: CRG PARTNERS IV GP LLC,
Its general partner

By: /s/ Nathan Hukill
Name: Nathan Hukill
Title: Authorized Signatory

Witness: /s/ Nicole Nesson

Name: Nicole Nesson